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                                                                    Exhibit 3.22


                                     BY-LAWS

                                       OF

                        RESORTS INTERNATIONAL HOTEL, INC.

                                  -------------

                                    ARTICLE I

                                     OFFICES

            SECTION 1. REGISTERED OFFICE.--The registered office shall be established and maintained at Chalfonte-Haddon Hall on the Boardwalk at North Carolina Avenue, in the City or Atlantic City, in the County of Atlantic, in the State or New Jersey, and Anthony M. Rey shall be the registered agent of this corporation in charge thereof.

            SECTION 2. OTHER OFFICES.--The corporation may have other offices, either within or without the State of New Jersey, at such place or places as the Board or Directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

            SECTION 1. ANNUAL MEETINGS.--Annual meetings of shareholders for the election or directors and for such other business as may be stated in the notice of the meeting, shall
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be held at such place, either within or without the State of New Jersey, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

            SECTION 2. SPECIAL MEETINGS.--Special meetings of the shareholders for any purpose or purposes may be called by the Chairman of the Board of Directors, the President, by resolution or the Board of Directors or at the request of the holders of a majority of the outstanding shares and may be held at such time and place within or without the State or New Jersey, as shall be stated in the notice of the meeting.

            SECTION 3. NOTICE OF MEETINGS.--Written notice, stating the place, date and time of the meeting, and the purpose or purposes of the meeting, shall be given to each shareholder entitled to vote thereat in the manner provided in
Section 4, Article VII, not less than ten (10) nor more than sixty (60) days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent or all the shareholders entitled to vote thereat.

            SECTION 4. VOTING.--Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Each shareholder may vote, in person or by proxy, but no proxy shall be voted


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after eleven months from its date unless such proxy provides for a longer period, and in no event shall a proxy be valid after three years from the date of execution. Upon the demand or any shareholder, before the voting begins, the vote for directors shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of New Jersey.

            A complete list of the shareholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

            SECTION 5. QUORUM.--At any meeting, the presence, in person or by proxy, of the holders of a majority of the shares of the corporation entitled to vote shall constitute a quorum. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder. In case a quorum shall not be present at any meeting, a majority in interest of the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time,


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without notice other than announcement at the meeting, until the requisite amount of shares entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

            SECTION 6. ACTION WITHOUT MEETING.--Except as otherwise provided by statute, whenever shareholders are required or permitted to take any action at a meeting or by vote, such action may be taken without a meeting, without prior notice and without a vote, by consent in writing setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.


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                                  ARTICLE III

                                    DIRECTORS

            SECTION 1. NUMBER AND TERM.--The number of directors constituting the whole Board of Directors shall be such number not less than one nor more than nine as may be fixed from time to time by resolution adopted by the shareholders or by the Board. The number of directors constituting the first Board shall be five. The directors shall be elected at the annual meeting of the shareholders and each director shall be elected to serve until his successor shall be elected and shall qualify.

            SECTION 2. RESIGNATIONS.--Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

            SECTION 3. VACANCIES.--Newly created directorships resulting from an increase in the number of directors, any directorship not filled at the annual meeting and any other vacancy, however caused, occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board, or by a sole remaining director. A director so elected by the


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Board shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

            SECTION 4. REMOVAL.--Any one or more or all of the directors may be removed, (a) either with or without cause, at any time, by vote of the shareholders holding a majority of the outstanding shares of the corporation entitled to vote, present in person or by proxy, at any special meeting of the shareholders or (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board. The Board of Directors may suspend any director pending a final determination that cause exists for removal.

            SECTION 5. POWERS.--The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the shareholders.

            SECTION 6. COMMITTEES.--The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors of the corporation. The Board may abolish any such committee at its pleasure or remove any director from membership on such


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committee at any time, with or without cause. The Board may designate, by resolution, one or more directors as alternate memebers of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

            SECTION 7. MEETINGS.--The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the shareholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

            Regular meetings of the Board of Directors may be held without notice at such times and places within or without the State of New Jersey or the United States of America, as may from time to time be fixed by the Board of Directors.

            Special meetings of the Board may be held at any time and place, within or without the State of New Jersey or the United States of America, upon the call of the Chairman of the Board, the President or a majority of the directors


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on one day's notice to each director, either personally or by mail, telegram or telex. A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors.

            SECTION 8. QUORUM.--At all meetings of the Board of Directors, a majority of the whole Board shall constitute a quorum for the transaction of business, except that when the number of directors constituting the whole Board shall be an even number, one half of that number shall constitute a quorum, or when the whole Board consists of one director, then one director shall constitute a quorum. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

            SECTION 9. COMPENSATION.--Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.


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            SECTION 10. ACTION WITHOUT MEETING.--Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior or subsequent to such action a written consent thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or Committee.

                                   ARTICLE IV

                                    OFFICERS

            SECTION 1. OFFICERS.--The officers of the corporation shall be a Vice Chairman, a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person. All vacancies occurring among any of the officers shall be filled by the directors. Any officer may


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be removed by the Board at any time with or without cause. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

            SECTION 2. OTHER OFFICERS AND AGENTS.--The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

            SECTION 3. CHAIRMAN.--The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

            SECTION 4. VICE CHAIRMAN OF THE BOARD.--The Vice Chairman of the Board shall be the chief executive officer of the Corporation and shall preside at all meetings of the shareholders and the Board of Directors unless the Chairman is present. Subject to the control of the Board of Directors, he shall have general charge and active management of the conduct of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have and perform all powers and duties incident to the office of chief executive


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officer of a corporation (except when the President, as such, must act in order to comply with the provisions of any law) and such other powers and duties as from time to time may be assigned to him by the Board of Directors.

            He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

            SECTION 5. PRESIDENT.--The President shall be the chief operating officer of the corporation, shall be the second executive officer or, if the office of Vice Chairman of the Board shall be vacant, the chief executive officer of the corporation and shall have general supervision over the business of the corporation, subject to the direction of the Vice Chairman of the Board and to the control of the Board. At the request of the Vice Chairman of the Board, or in the case of his absence or inability to act, or if the office of Vice Chairman of the Board shall be vacant, the President shall perform the duties of the Vice Chairman of the Board and, when so acting, shall have all the powers of the Vice Chairman of the Board. In general, he shall perform all


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duties incident to the office of President and have such other powers and duties as from time to time may be assigned to him by the Chairman of the Board by the Board.

            SECTION 6. THE VICE-PRESIDENTS.--The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

            SECTION 7. THE SECRETARY AND ASSISTANT SECRETARIES.--The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have


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authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

            The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

            SECTION 8. THE TREASURER AND ASSISTANT TREASURERS.-- The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

            He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account


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of all his transactions as Treasurer and of the financial condition of the corporation.

            If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

            The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                    ARTICLE V

                               SHARE CERTIFICATES

            SECTION 1. CERTIFICATES.--The shares of the corporation shall be represented by certificates signed by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice-President, and by the Treasurer or


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an Assistant Treasurer, or the Secretary or an Assistant Secretary. The
signatures of such individuals may be facsimiles if the certificates are countersigned by a transfer agent or registered by a registrar, other than the corporation or its employee.

            SECTION 2. LOST CERTIFICATES. A new certificate may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

            SECTION 3. LEGEND ON CERTIFICATES.--If, and as long as, the corporation holds a Casino License pursuant to the New Jersey Casino Control Act P.L. 1977 c. 110 (the "Casino Act") each certificate representing a security (as herein defined) issued by the corporation shall bear a legend on both sides as follows:

            "The security, share or other interest in the Corporation represented by the within certificate shall not be sold, assigned, pledged, transferred or


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      otherwise disposed of except upon condition that such sale, assignment, pledge, transfer or other disposition shall be null and void and in all respects ineffective if disapproved by the Casino Control Commission under the New Jersey Casino Control Act P.L. 1977 c. 110 (the 'Act'). The security, share or other interest represented by the within certificate and the holder thereof are subject to all the applicable provisions of the Act and in particular Section 105(a), (b), (d) and (e) of the Act."

            SECTION 4. TRANSFER OF SHARES.--Subject to the additional requirements of Article VI, shares of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

            SECTION 5. SHAREHOLDERS RECORD DATE.--In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive


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payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            SECTION 6. REGISTERED SHAREHOLDERS.--The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New Jersey.

            SECTION 7. DIVIDENDS.--Subject to the provisions of the Certificate of Incorporation, the Board of Directors


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may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the outstanding shares of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

                                   ARTICLE VI

                        COMPLIANCE WITH THE CASINO ACT IF
                    THE CORPORATION OBTAINS A CASINO LICENSE

            SECTION 1. SECURITIES SUBJECT TO CASINO ACT.--All securities, shares, and other interests in the corporation shall be and the owners and holders thereof shall own or hold such securities, shares or other interests in the corporation subject to the applicable provisions of the Casino Act.

            Section 2. TRANSFER OF SECURITIES, ETC.--No security, share or other interest of the corporation shall be sold, assigned, pledged, transferred or otherwise disposed of except upon an express condition that such sale, assignment, pledge, transfer or other disposition shall be null and void and in all respects ineffective if the same be


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disapproved by the Casino Control Commission (the "Commission") under the Casino
Act, and the Commission shall at all times have the right to approve future transfers of such security, share or other interest in the corporation and in any holding company, intermediary company or subsidiary of the corporation.

            For the purposes hereof, "security" shall mean any instrument evidencing a direct or indirect ownership or creditor interest in the corporation, including but not limited to stock, common and preferred; bonds; mortgages; debentures; security agreements; notes; warrants; options; and rights.

            No security, share or other interest in the corporation shall be transferred on the books of the corporation unless the same has met all the requirements of the Casino Act applicable thereto and satisfactory evidence thereof has been received by the corporation.

            SECTION 3. REPURCHASE OF SECURITY, ETC.--In the event that the Commission shall disapprove the transfer of any security, share or other interest in the corporation, the corporation shall have the absolute right to repurchase such security, share or other interest in the corporation at the lesser of (i) the then current market price or (ii) the price at which the transferor acquired such security, share, or other interest.


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                                   ARTICLE VII

                               GENERAL PROVISIONS

            SECTION 1. SEAL.--The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL, NEW JERSEY." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

            SECTION 2. FISCAL YEAR.--The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

            SECTION 3. CHECKS.--All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

            SECTION 4. NOTICE AND WAIVER OF NOTICE.--Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated. In computing the period of time for the giving of any notice, the day on which the notice is given shall be excluded, and the day on which the matter noticed is to occur shall be included. If notice is given by mail, the notice shall be deemed to be


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given when deposited in the mail addressed to the person to whom it is directed at his last address as it appears on the records of the corporation, with postage prepaid thereon. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

            Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation. or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VIII
                                INDEMNIFICATION

            The corporation shall indemnify each present and future director and officer of the corporation against, and each such director and officer shall be entitled without further act on his part to indemnity from the corporation for, all expenses (including the amount of judgments and the amount of reasonable settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the corporation itself) reasonably incurred by him in


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connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a director or officer of the corporation or of any company or corporation which he serves as a director or officer at the request of the corporation, whether or not he continues to be such director or officer at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such director or officer (a) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been derelict in the performance of his duties as such director or officer, or (b) in respect of any matter in which any settlement is effected, to any amount in excess of the amount of expenses which might reasonably have been incurred by such director or officer in conducting such litigation to a final conclusion; provided, further, that in no event shall anything herein contained be so construed as to protect, or to authorize the corporation to indemnify, such director or officer against any liability to the corporation or to its security holders to which he would otherwise be subject by reason of his wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office as such director or officer. The


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foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such director or officer and shall be in addition to all other rights to which such director or officer may be entitled as a matter of law.

                                   ARTICLE IX

                                   AMENDMENTS

            These By-Laws may be altered, amended, or repealed or new by-laws may be adopted by the Board of Directors at any regular or special meeting of the Board.


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